UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2013
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Shareholder Rights Plan
On September 26, 2013, the shareholders of Open Text Corporation (the “Company”) approved the continuation, amendment and restatement of the shareholder rights plan (the “Amended Rights Plan”) that the Company and Computershare Investor Services Inc. (the “Rights Agent”) originally entered into as of December 2, 2010. Upon such shareholder approval, the Amended Rights Plan was entered into as of September 26, 2013. The Rights Agent also acts as transfer agent for the Company, as trustee to the Company's employee benefit trust and from time to time in connection with acquisitions, as escrow agent for the Company.
The Amended Rights Plan continues (with the changes described below) a right (which may only be exercised if a person acquires control of 20% or more of the Company's common shares) for each shareholder, other than the person that acquires 20% or more of the common shares, to acquire additional common shares at one-half of the market price at the time of exercise. The primary objectives of the Amended Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of the common shares, the Company's Board of Directors has sufficient time to assess alternatives for maximizing shareholder value as it considers in its judgment to be in the best interests of the Company, including: continued implementation of the Company's long-term strategic plans, as these may be modified by the Company from time to time; to provide adequate time for competing bids to emerge; to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid; and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid.
The changes to the Amended Rights Plan approved by the Company's shareholders on September 26, 2013 are as follows:

•
The definition of “control”, which is used in the determination of a person's ownership of common shares, has been narrowed to apply only to control of a corporation, which would not apply, for example, to control of other entities such as limited partnerships or trusts. The purpose of this modification is to minimize concerns that the Amended Rights Plan may be inadvertently triggered or triggered as a result of an aggregation of holdings of investment funds or trusts under common management or otherwise related in circumstances in which such funds or trusts are not participating in an acquisition of common shares. To the extent that any such fund or trust acts jointly or in concert with a person that acquires common shares, their common shares will, subject to certain exceptions, be aggregated for the purposes of the Amended Rights Plan;

•
The provisions of the Amended Rights Plan which address the effective date and shareholder review of the Amended Rights Plan have been revised to specify the shareholder approval required to continue the Amended Rights Plan in 2016 by any stock exchange on which the common shares may then be listed. The Amended Rights Plan provides that (i) if required by the rules and regulations of any stock exchange on which the common shares are then listed, at or prior to the annual meeting of the shareholders of the Company in 2016, provided that a Flip-in Event (as defined in the Amended Rights Plan) has not occurred prior to such time, the Board of Directors shall submit a resolution ratifying the continued existence of the Amended Rights Plan to all holders of common shares for their consideration and, if thought advisable, approval; and (ii) if such approval is not required by the rules and regulations of any stock exchange on which the common shares are then listed, at or prior to the annual meeting of the shareholders of the Company in 2016, provided that a Flip-in Event has not occurred prior to such time, the Board of Directors shall submit a resolution ratifying the continued existence of the Amended Rights Plan to the Independent Shareholders (as defined in the Amended Rights Plan) for their consideration and, if thought advisable, approval; and

•
Amendments of an administrative nature have been incorporated into the Amended Rights Plan to address other non-substantive amendments of a "house-keeping" nature to permit greater clarity and consistency.

The Amended Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise rights shall terminate pursuant to the Amended Rights Plan) and the termination of the annual meeting of the shareholders in the year 2016 unless at or prior to such meeting the Company's shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the 2019 annual meeting of the Company's shareholders.
A copy of the Amended Rights Plan is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03    Material Modification to Rights of Security Holders.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03    Amendments to Articles of Incorporation or By-laws: Change in Fiscal Year.

On September 26, 2013, the shareholders of the Company approved, ratified and confirmed certain amendments to By-Law 1 of the Company (the "By-laws"). The amendments are intended to: (i) provide for advance notice of nominations of directors (the "Advance Notice Amendments") in circumstances where nominations of persons for election to the Board of Directors are made by shareholders other than pursuant to a requisition of a meeting made pursuant to the provisions of the Canada Business Corporations Act ("CBCA") or a shareholder proposal made pursuant to the provisions of the CBCA. The Advance Notice Amendments fix deadlines by which a shareholder must notify the Company of nominations of persons for election to the Board of Directors and also stipulate that certain information about any proposed nominee be included in such a notice in order for it to be valid; (ii) provide for uncertificated securities evidenced through an electronic, book-based, direct registration service or other non-certificated entry or position on the register of shareholders to be kept by the Company (in addition to common shares being evidenced by security certificates); (iii) clarify that the indemnification of directors and officers of the Company pursuant to the By-laws is in addition to, and does not limit, any other rights of indemnification of the directors and officers; (iv) permit notices to be provided by email or other forms of electronic message; and (v) implement other changes of a "house-keeping" nature. The Board of Directors do not consider the amendments to the By-laws to be material and the amendments do not impact the substantive rights of the Company's common shares.

A copy of the By-laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) At the Annual and Special Meeting of shareholders of the Company (the “Annual and Special Meeting”) held on September 26, 2013, the proposals listed below were submitted to a vote of the shareholders.

(b) At the Annual and Special Meeting, each of the proposals was approved by the shareholders pursuant to the voting results set forth below. Shareholders holding 59,071,165 common shares representing 86.23% of the outstanding common shares were present in person or by proxy at the Annual and Special Meeting.

Proposal 1 - Election of Directors
The following table sets forth information regarding the election of each of the following nominees as directors of the Company until the next annual meeting of shareholders of the Company or until the successor of such director is duly elected or appointed:

		Outcome of Vote	Votes For		Votes Withheld		Broker Non-Votes
(a)	P. Thomas Jenkins;	Carried by ballot	47,964,671	96.43%	1,776,573	3.57%	1,193,461
(b)	Mark Barrenechea;	Carried by ballot	49,024,217	98.56%	717,027	1.44%	1,193,461
(c)	Randy Fowlie;	Carried by ballot	48,689,789	97.89%	1,051,455	2.11%	1,193,461
(d)	Gail E. Hamilton;	Carried by ballot	49,591,568	99.70%	149,676	0.30%	1,193,461
(e)	Brian J. Jackman;	Carried by ballot	49,056,917	98.62%	684,327	1.38%	1,193,461
(f)	Stephen J. Sadler;	Carried by ballot	43,355,832	87.16%	6,385,412	12.84%	1,193,461
(g)	Michael Slaunwhite;	Carried by ballot	48,425,629	97.36%	1,315,615	2.64%	1,193,461
(h)	Katharine B. Stevenson; and	Carried by ballot	49,552,982	99.62%	188,262	0.38%	1,193,461
(i)	Deborah Weinstein.	Carried by ballot	49,050,439	98.61%	690,805	1.39%	1,193,461
Proposal 2 - Re-Appointment of Independent Auditors and Authorization of Directors to Fix Their Remuneration
The shareholders approved the re-appointment of KPMG LLP, Chartered Accountants, as the independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board of Directors to fix the auditors' remuneration, as set forth below:
Votes For    Votes Withheld
50,517,717 (99.18%)    415,894 (0.82%)
There were no broker non-votes.

Proposal 3 - Amended and Restated Shareholder Rights Plan
The shareholders approved the continuation, amendment and restatement of the shareholder rights plan, as described in more detail in Item 1.01 of this Current Report on Form 8-K, as set forth below:
Votes For    Votes Against
47,845,197 (96.19%)    1,894,953 (3.81%)
There were 1,193,461 broker non-votes.
Proposal 4 - Amendment of By-laws
The shareholders approved the resolution approving, ratifying and confirming certain amendments to the Company's By-laws, as described in more detail in Item 5.03 of this Current Report on Form 8-K, as set forth below:
Votes For    Votes Against
49,247,430 (99.01%)    492,720 (0.99%)
There were 1,193,461 broker non-votes.

Item 8.01    Other Events of Importance to Security Holders.
On September 26, 2013, the Company issued a press release announcing the voting results for its election of directors at its Annual and Special Meeting held earlier that day in Waterloo, Ontario. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	By-Law 1 of Open Text Corporation
4.1	Amended and Restated Shareholder Rights Plan Agreement between Open Text Corporation and Computershare Investor Services, Inc. dated September 26, 2013
99.1	Press Release issued by Open Text Corporation on September 26, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

September 26, 2013	By:	/s/ Gordon A. Davies
Gordon A. Davies Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	By-Law 1 of Open Text Corporation
4.1	Amended and Restated Shareholder Rights Plan Agreement between Open Text Corporation and Computershare Investor Services, Inc. dated September 26, 2013
99.1	Press Release issued by Open Text Corporation on September 26, 2013